Exhibit 10.07

CONFIDENTIAL TREATMENT REQUESTED

Google Services Agreement

This Google Services Agreement (“GSA”) is entered into by and between Google Technology Inc. and its affiliates (“Google”) and the Customer identified below and its affiliates (“Customer”). This GSA shall be effective as of the date indicated below (“GSA Effective Date”), and sets forth the terms and conditions under which Customer may use certain services made generally available by Google and described further herein (the “Services”). Such Services may be ordered by Customer, as applicable, on one or more separately stated standard Google order forms executed between the parties (Individually referred to hereinafter as an “Order Form”). Each Order Form shall be governed by this GSA and shall become effective on the date stated in such Order Form (“Order Form Effective Date”). This GSA and the corresponding Order Form(s) together constitute the “Agreement”.

1	Services.

1.1 WebSearch Services. The terms of this Section 1.1 only apply if Customer elects to procure WebSearch Services pursuant to an Order Form executed by Customer and Google. If selected on an Order Form, Google shall assist Customer with providing a co-branded Internet search service as further described herein (“WebSearch Services”), which shall be implemented at the uniform resource locator(s) (“URL(s)”) identified on such Order Form (collectively, the “Site”), Customer may modify or add additional URLs for inclusion as part of the Site with the prior written approval of Google, Customer may use the WebSearch Services to allow any end user of the Site (“End User”) to enter Internet search queries on the Site (collectively, “Queries”), which shall be sent to Google by Customer, Pursuant to the terms of the Agreement, for each Query received, Google shall transmit to Customer for display up to ten (10) corresponding search results per Results Page (as defined below), as available (“Search Results Set”). Unless otherwise specified in the applicable Order Form, Customer shall implement the WebSearch Services within thirty (30) days from the Order Form Effective Date. The WebSearch Services may also include features which are identified by Google as “Beta” or are otherwise unsupported under Google’s then current technical documentation (“Beta Features”). Such Beta Features are provided “as is” and any use thereof shall be undertaken solely at Customer’s own risk. Google reserves the right. In its sole discretion, to include or cease providing Beta Features as part of WebSearch Services at any time.

1.2 Google Sponsored Links Program. The terms of this Section 1.2 only apply if Customer elects to participate in the Google Sponsored Links Program pursuant to an Order Form executed by Customer and Google. If selected on an Order Form, Google shall assist Customer with providing compensated linked advertisements through the Google Sponsored Links Program (“Sponsored Links”) as further described herein (“GSLP”), which shall be Implemented at the Site. Pursuant to the terms of the Agreement, Customer shall request the minimum number of Sponsored Links per Results Page (as defined below) stated in the Order Form, and Google shall transmit to Customer at least such minimum number of Sponsored Links, as available (“Advertising Results Set”). Customer shall display Advertising Results Sets in “Wide Format” and/or “Narrow Format”, as specified in the Order Form and in accordance with the advertising guidelines located at http://www.google.com/wssynd/02brand.html or such other URL as Google may provide from time to time (“Guidelines”) *****. Customer agrees to work with Google in good faith to ***** in a timely manner, provided however that Customer has *****. All Sponsored Links requests sent by Customer to Google as part of GSLP shall include End User IP address and user agent information to allow Google to better target advertisements and assist in preventing spam, automated Queries and other fraud, in no event shall Sponsored Links requests sent by Customer to Google contain information that is personally identifiable. Unless otherwise specified in the applicable Order Form, Customer shall implement GSLP on the Site

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

within 30 days from the Order from Effective Date.

1.3	Operation of Services.

1.3.1 Query Processing. For any and all Queries received by Customer from End Users, Customer shall (without editing, modifying or filtering such Queries individually or in the aggregate) send such Queries to Google via the standard “Google Data Protocol”. Furthermore, each such Query sent to Google (i) must be from a list of approved internet protocol addresses provided by Customer prior to implementation of any Services (“Valid IP Addresses”), and (ii) must contain a unique alphanumeric code provided by Google (“Client Name”). The list of valid IP Addresses may be modified by Customer upon ***** notice to Google via the online Google search Administration Console located at: http://console.google.com or such other URL as Google may provide from time to time. Upon Google’s receipt of a valid Query as described above. Google shall process such Query using its proprietary technology and transmit to Customer a Search Results Set and/or Advertising Results Set, as applicable, via Google’s network interface using the Google Data protocol (or other means as Google may implement from time to time). Customer shall then display, in each instance, the full text of the Search Results Set and/or Advertising Results Set that corresponds to a Query. If selected on an order Form for Websearch Services, Google will use its proprietary technology to assist Customer in limiting Search Results Sets to those Web pages: (a) in the language(s) specified on such Order Form (“Language Restrict”); and/or (b) served from the country(ies) specified on such Order Form (“Country Restrict”). Furthermore, it selected on an Order Form for WebSearch Services and/or GSLP, Google will use its proprietary safesearch technology, designated on the Order Form at either a “High” or “Medium” level, to assist Customer in preventing English language-based sexually explicit search results and/or advertising from appearing in Search Results Sets and/or Advertising Results Sets, as applicable. Notwithstanding the foregoing, Customer acknowledges and agrees that Google does not commit that all search results will be limited to the languages and/or countries specified or that all objectionable search results will be prevented.

Google will not be responsible for receiving any Queries directly from End Users or any other third party, for transmission of data between Customer and Google’s network interface, or for displaying any Search Results Set or Advertising Results Set to End Users.

Customer agrees that, during any applicable Services Term, Customer shall not ***** provided on a ***** (such as *****) ***** that are ***** or any *****, or that *****. However, the foregoing does not limit results that Customer *****.

“Google Competitors” means the following companies:

***** and successors and assigns of each such entity.

***** and successors and assigns of each such entity.

The companies defined as a Google Competitor ***** so long as (1) *****, and (2) if Customer has *****.

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission..

Google will provide the Services on a nonexclusive basis to Customer.

1.3.2 Site Layout and Attribution.

(a) Site Layout. Unless otherwise agreed to by the parties-in-writing, the layout and format of any Site page containing a Search Results Set and/or Advertising Results Set (“Results Page”) shall conform to the Guidelines. Google may send uncompensated test queries to the Site at any time to very Customer’s compliance with the requirements contained in the Agreement (*****).

(b) Attribution. The following paragraph applies if Customer elects to procure WebSearch Services pursuant to an Order Form executed by Customer and Google. In connection with the WebSearch Services, Customer shall implement a search box or other similar means used by End Users to enter Queries. Such search box or other similar means and each Site page containing a Search Results Set shall conspicuously display a graphic module in the form as provided by Google from time to time that unambiguously indicates that the Search Results Sets are provided by Google (“Attribution Graphic”), and Customer agrees that it shall not place anything on the Site that in any way implies that information other than the Search Results Sets are provided by Google. Unless otherwise agreed to by the parties in writing, such Attribution Graphic shall be, at minimum 75 x 32 pixels in size and located Above-the-fold on the Site.

Customer shall also unambiguously mark each cluster or grouping of Sponsored Links as “Sponsored Links” or other equivalent designation indicating that the Sponsored Links are compensated linked advertisements, and distinct from search results. If Sponsored Links are presented individually, each such link shall be conspicuously marked as a “Sponsored Link”. Customer shall not display any other ads within the cluster or grouping of Sponsored Links.

Customer shall not provide attribution *****.

(c) Adwords Program Link. Customer shall promote the Google “Adwords Program” (including any successor programs thereto) by placing in the page describing merchant advertising opportunities on the Epinions.com Site a link to facilitate registration or End Users in the Adwords Program (“Adwords Link”), Customer shall provide to Google the URL for any Site page containing an Adwords Link (“Adwords Link Page”).

1.3.3 Prohibited Actions. Customer shall not, and shall not authorize any third party, including any Affiliate (unless otherwise expressly provided herein), to: (a) edit, modify, filter or change the order of the information contained in any Search Results Set or Advertising Results Set without Google’s prior written consent, including but not limited to commingling Google Sponsored Links and/or Google search results with non-Google provided sponsored links, advertising or search results; (b) frame any Web page accessed by an End user after clicking on any part of a Sponsored Link (“Advertiser Page”); (c) redirect an End User away from the Advertiser Page, provide a version of the Advertiser page different from the page an End User would access by going directly to the Advertiser page or Intersperse any content between the sponsored Link and the Advertiser page; (d) display Search Results Sets and/or Advertising Results Sets for the benefit of any third party other than End Users; (e) enter into any arrangement or agreement under which any third party pays Customer fees or shares in any revenue payments and/or royalties for Search Results; Sets or Advertising Results Sets displayed on the Site; (f) transfer, sell, lease, lend or use for timesharing or service bureau purposes any Services or access to any Services; (g) display advertising units in any form (including but not limited to pop-up windows, expanding buttons and animation) that are intended or designed to block or otherwise inhibit the full and complete display of any Search Results Sets or Advertising Results Sets to End Users: or (h) access and/or launch the Services through any software application or means other than the site. Notwithstanding the foregoing, Customer’s *****.

1.3.4 Support. In consideration of the fees paid by Customer for Web Search (if procured pursuant to an Order Form executed by Customer and Google) and/or revenue share

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

Listed on an applicable Order Form for GSLP, Google shall provide second level technical support services to Customer in accordance with Google’s then current support guidelines in effect (“Support Guidelines”) located at the following URL: http://console.google.com. or such other URL as Google may provide from time to time (“Support Site”). Prior to making any support request, Customer shall use reasonable efforts to fix any error, bug, malfunction or network connectivity defect on its own without escalation to Google. Thereafter, a single technical employee of customer designated on the Order Form (“Technical Contact”) may submit a support request to Google in writing via email to websearch-support@google.com (for Websearch Services requests) or syndication-support@google.com (for GSLP requests), or such other email address or URL as provided by Google in the support site from time-to-time. Customer shall provide customer support services, if any, to End Users at its own expenses.

2 Ownership: License Grants.

2.1 Google Rights. Google and/or its licensors own all right, title and Interest, Including without limitation all intellectual Property Rights (as defined below), associated with the Services, including but not limited to Google’s technology, the Google Data Protocol, any Google Brand Features (as defined below), which include GOOGLE, the Google logo, other marks that incorporate the Word “GOOGLE,” PAGERANK, ADRANK, ADWORDS, ADWORDS SELECT and such other Brand features as Google may secure from time to time, and to all software, materials, guidelines and documentation related to the Services. Customer shall not acquire any right title, or interest therein, except for the limited use rights expressly set forth in the Agreement. Any rights not expressly granted herein are deemed withheld. Customer shall not and shall not authorize any third party to: (i) modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble or otherwise attempt to derive source code from Google’s technology, the Google Data Protocol, any Google Brand Features, or any Google software, materials, and documentation; (ii) remove, obscure, or alter Google’s copyright notice, trademarks, or other proprietary rights notice affixed to or provided as a part of any Google Services, software, materials or documentation; or (iii) crawl, index or in any non-transitory manner store or cache information obtained from the services. Further, in the event of unauthorized access to or use by Customer of any Services or other Google technology, any such usage shall be subject to Google’s terms and conditions of use thereof and customer shall be liable for additional fees for such usage, which shall be determined solely at Google’s reasonable discretion. Any rights not expressly granted herein are deemed withheld. For the purposes of the Agreement, “Intellectual Property Rights” means any and all rights existing from time to time under patent law, copyright law, semiconductor chip protection law, moral rights law, trade secret law, trademark law, unfair competition law, public rights law, privacy rights law, and any and all other proprietary rights, and any and all applications, renewals, extensions and restorations thereof, now or hereafter in force and effect worldwide. “Brand Features” means the trade names, trademarks, service marks, logos, and other distinctive brand features of each party respectively.

2.2 Customer Rights. As between the parties, Customer and/or its licensors own all intellectual Property Rights in and to all editorial, text, graphic, audiovisual, and other content that is served to End Users of the Site and that is not provided by Google (“Content”). *****.

2.3 License Grants; Brand Features. Google grants to Customer a nontransferable (except as otherwise expressly permitted hereunder), nonexclusive and nonsublicensable license during any Services Term (as defined below) to: (a) use the Google Data Protocol solely for the purpose of communicating information between the Site and Google; and (b) display Google Brand Features for the sole purpose of promoting or advertising Customer’s use of the Services and fulfilling its obligations under the Agreement. Customer grants to Google a nonexclusive and nonsublicensable license during any Services Term to include Customer’s name and logo in presentations, marketing materials, customer lists, and Web site listings of customers. Each party will submit all materials of any kind containing the other party’s Brand Features (other than in customer lists) to the other party for approval prior to release to the

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

public. Except as set forth in this Section, nothing in the Agreement shall be deemed to grant to one party any right, title or Interest in or to the other party’s Brand Features. All use by Google of customer Brand Features (including any goodwill associated therewith) shall inure to the benefit of customer, and all use by Google Brand features (including any goodwill associated therewith) shall inure to the benefit of Google. At no time shall one party challenge or assist others to challenge the Brand Features of the other party (except to the extent this restriction is prohibited by applicable law) or the registration thereof by the other party, nor shall either party attempt to register any Brand Features or domain names that are confusingly similar to those of the other party. A licensor may terminate the licensee’s use of the Brand Features violates the reasonable quality control standards of licensor.

2.4 Data. As between the parties, Google owns all right, title, and interest in and to all information and data it collects and receives, including but not limited to all data collected in connection with the AdWords Program. As between the parties, Customer owns all right, title and interest in and to all information and data collected by Customer on the Site. To the extent that both Google and Customer independently collect identical items of data pursuant to the forgoing 2 sentences, then neither party shall be restricted in any manner in how they use or disclose such items of data. For avoidance of doubt, the Sponsored Links will not be considered data, and use thereof by Customer will be governed by this Agreement.

3. Payment.

3.1 Fees. The fees and payment terms for the Services shall be set forth in the applicable Order Form.

3.2 Taxes and Other charges. All transactions under this GSA are exclusive of taxes imposed by any governmental entity. Taxes shall be addressed in any fully executed Order form for services hereto). The following two sentences shall apply only with respect to non-GSLP Order Forms (e.g. Web Search Services), under this GSA. When one party has the legal obligation to collect such taxes, the appropriate amount shall be involved to and paid by the other party, unless that party provides to the invoicing party a valid tax exemption certificate authorized by the appropriate taxing authority.

Upon a party’s request, the other party shall provide to the requesting party original or certified copies of all tax payments or other evidence of payment of taxes with respect to transactions or payments under this Agreement.

3.3 Reports. Within thirty (30) days of the end of each month during the applicable Services Term, Google shall provide Customer with standard WebSearch Services usage and/or GSLP revenue reports, as applicable, in the form generally made available by Google at that time, in addition to any other reports specified in an Order Form.

3.4 Credit approvals. Customer shall submit a completed Google credit application on or before the GSA Effective Date.

4. Warranties and Disclaimer. Each party represents and warrants that it has full power and authority to enter into the Agreement. Google does not warrant that the Services will meet all of Customers requirements. Neither party warrants that performance of the Services or site will be uninterrupted, virus-free, secure or error-free. NEITHER PARTY MAKES ANY OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE AND NONINFRINGEMENT.

5. Indemnification. Google will defend, or at its option settle, any third party lawsuit or proceeding brought against Customer based upon a claim that ***** . Notwithstanding the foregoing, in no event shall Google ***** : (i) use of ***** , (ii) use of the ***** , (iii) ***** provided to ***** , and (iv) any ***** . Customer will defend, or at its

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

option settle, any third party lawsuit or proceeding brought against Google based upon: (a) ***** and/or *****; and (b) Customer use of the ***** of the Agreement, or any portion thereof. Indemnification under this Section will include (i) payment of all damages and costs finally awarded for a claim covered under this Section, or (ii) settlement costs approved in writing by the indemnifying party (“Indemnitor”). The foregoing obligations shall exist only if the party seeking indemnification (“Indemnitee”): (i) promptly notifies the Indemnitor of such claim, (ii) provides the Indemnitor with reasonable information assistance and cooperation in defending the lawsuit or proceeding, and (iii) gives the Indemnitor full control and sole authority over the defense and settlement of such claim. The Indemnitee may join in defense with counsel of its choice at its own expense. The indemnitor shall only reimburse the Indemnitee for defense expenses incurred by the Indemnitee with the Indemnitor’s prior written approval.

6. Limitation of Liability. EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS UNDER SECTION 5, BREACHES OF INTELLECTUAL PROPERTY AND/OR PROPRIETARY RIGHTS GRANTED UNDER THE AGREEMENT AND BREACHES OF CONFIDENTIALITY UNDER SECTION 7; (I) NEITHER PARTY WILL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOST DATA, LOST PROFITS, LOST REVENUE OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, INCLUDING BUT NOT LIMITED TO CONTRACT OR TORT (INCLUDING PRODUCTS LIABILITY, STRICT LIABILITY AND NEGLIGENCE), AND WHETHER OR NOT SUCH PARTY WAS OR SHOULD HAVE BEEN AWARE OR ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN; AND (II) IN NO EVENT SHALL A PARTY’S AGGREGATE LIABILITY FOR ALL CLAIMS (NOT INCLUDING A PARTY’S PAYMENT OBLIGATIONS UNDER ANY ORDER FORM) ARISING OUT OF THE AGREEMENT *****. The parties agree that (i) the mutual agreements made in this Section reflect a reasonable allocation or risk, and (ii) that each party would not enter into the Agreement without these limitations on liability.

7. Confidentiality. Use and disclosure of confidential and/or proprietary information disclosed under the Agreement, including the existence and content of the Agreement and any reports provided hereunder, shall be governed by the terms of the Google Standard Mutual Non-Disclosure Agreement, which has been executed by the parties prior to or concurrently with this GSA, as of the data provided in the Order Form (the “NDA”).

8. Term and Termination.

8.1 The term of an Order Form under which Services may be used by Customer shall commence on the applicable Order Form Effective Date (unless otherwise specified in such Order Form) and shall continue for the period of time as set forth on such Order Form (“Services Term”), unless earlier terminated as provided herein.

8.2 Either party may terminate the Agreement and/or any Order Form; (a) If the other party materially breaches any material term or condition of the Agreement and fails to cure such breach within thirty (30) days after receiving written notice thereof; or (b) If the other party becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency, or suffers or permits the commencement of any form of insolvency or receivership proceeding, or has any petition under bankruptcy law filed against it, which petition is not dismissed within sixty (60) days of such filing, or has a trustee, administrator or receiver appointed for its business or assets or any part thereof, Notwithstanding the foregoing, Google may terminate the Agreement if Customer breaches Section 1.3.3 (Prohibited Actions), Section 2.1 (Google Rights). Section 2.3 (License Grants; Brand Features) or Section 7 (Confidentiality) and falls to cure such breach within seven (7) days after receiving written notice thereof (or upon an earlier date, If Google has a good faith belief that such a breach will cause Google to suffer immediate and

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

irreparable harm, and on that basis initiates a proceeding to obtain injunctive or other equitable relief to prevent such immediate and irreparable harm, provided that Google has previously notified Customer of the breach and the harm to be avoided, in which case the date that Google files such request for relief shall be the effective date of such termination).

In addition, upon five day written notice (or such shorter period as required to avoid any violation of applicable law, judicial or administrative order or regulation), either party may terminate this Agreement if either party reasonably determines that applicable laws make it impossible to continue performing under an Order Form (provided that, in such event, if a party could legally continue to perform under other Order Forms, at the other party’s option, those Order Forms shall remain in force).

8.3 Upon the expiration or termination of the Agreement for any reason: (i) all license rights granted herein shall terminate; (ii) each party shall within thirty (30) business days pay to the other all amounts due or that have otherwise accrued as of the date of such expiration or termination; (iii) each party shall return to the other party, or destroy and certify the destruction of, all Confidential Information of the other party; and (iv) each party will promptly stop using the other party’s Brand Features, including the Adwords Program Link and the Attribution Graphic, in each case as applicable.

8.4 The termination or expiration of an individual Order Form shall not have the effect of terminating any other individual Order Form or this GSA unless expressly agreed to by the parties in writing. If an Order Form (but not this GSA) terminates or if the Services Term set forth in an Order Form expires, all of Customer’s rights to use the applicable Services, and all other rights and licenses granted by Google to Customer as set forth in such Order Form, if any, shall cease immediately. Termination of all Order Forms hereunder shall result in the termination of this GSA.

9 Miscellaneous. Each party shall comply with all applicable laws, rules and regulations, if any, required in performing its obligations under the Agreement. All notices shall be in English and in writing and (a) If sent to Customer to the address identified on the Order Form and (b) If sent to Google to such address as provided at www.google.com/corporate/address.html or as otherwise provided in writing for such notice purposes; provided, however, that all invoices and payments shall be sent to the attention of Google Finance, all legal notices shall be sent to the attention of the Google Legal Department, and all other correspondence shall be sent to the attention of the account manager specified by Google, Notice shall be deemed given (i) upon receipt when delivered personally, (ii) upon written verification of receipt from overnight courier, (iii) upon verification of receipt of registered or certified mail or (iv) upon verification of receipt via facsimile, provided that such notice is also sent simultaneously via first class mail. Customer shall not assign or otherwise transfer its rights or delegate its obligations under the Agreement. In whole or in part, without the prior written consent of Google, except that Customer may assign this Agreement in connection with a change of control of Customer, *****. For purposes of this provision, a “Change of Control” means the direct or indirect acquisition, whether in one or a series of transactions by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or related persons (such person or persons, an “Acquirer”) constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), other than in all cases Google and/or controlled affiliates of, or an entity that controls 50% or more of, Google, of (i) beneficial ownership (as defined in the Exchange Act) of issued and outstanding shares of stock of Customer, the result of which acquisition is that such person or such group possesses in excess of 50% of the combined voting power of all then issued and outstanding stock of Customer, or (ii) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors of Customer (or such other governing body in the event Customer or any successor entity is not a corporation). Alternatively, by providing *****, Customer at its ***** shall be effective ***** following Customer’s *****:

1) Customer and *****; and/or

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

2) Customer and ***** ; and/or

3) Customer and *****.

The Agreement is not intended to benefit, nor shall be deemed to give rise to, any rights in any third party. Either party may seek equitable relief, including temporary restraining order(s) or injunction, in addition to all other remedies, for breach or threatened breach of Section 2 (Ownership; License Grant) or Section 7 (Confidentiality). Before either party initiates legal action against the other arising from the Agreement (other than to seek injunctive or other equitable relief), the matter in controversy will first be referred to an officer of each party, who shall make reasonable efforts to resolve the matter within 2 weeks of the date of referral. The laws of California, excluding California’s choice of law rules, and applicable federal U.S. laws shall govern the Agreement. Each party agrees to submit to the personal and exclusive jurisdiction of the courts located in Santa Clara County, California. The parties specifically exclude from application to the Agreement the United Nations Convention on Contracts for the International Sale of Goods and the Uniform Computer Information Transactions Act. The parties hereto are and shall remain independent contractors and nothing herein shall be deemed to create any agency, partnership, or joint venture relationship between the parties. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other nor shall either party have any right or authority to create any obligation on behalf of the other party. Neither party shall be liable for failing or delaying performance of its obligations (except for the payment of money) resulting from any condition beyond its reasonable control, including but not limited to governmental action, acts of terrorism, earthquake, file, flood, or other acts of God, labor conditions, power failures, and internet disturbances. The failure to require performance of any provision shall not affect a party’s right to require performance at any time thereafter, nor shall waiver of a breach of any provision constitute a waiver of the provision itself. If any provision is adjudged by a court of competent jurisdiction to be unenforceable, invalid or otherwise contrary to law, such provision shall be interpreted so as to best accomplish its objectives and the remaining provisions shall remain in full force and effect. In the event of any termination or expiration of the Agreement, Sections 2.1, 2.2, 2.4, 5, 6, 7 (including the NDA), 8.3, and 9 shall survive termination. Neither party shall be liable to the other for damages resulting solely from terminating the Agreement as provided herein. This GSA and related Order Form(s) (including any exhibits hereto or thereto) constitute the entire agreement with respect to the subject matter hereof, and any terms contained in any related purchase order(s) or other documents pertaining to the subject matter of the Agreement shall be null and void. The Agreement supersedes any other prior or collateral agreements with respect to the subject matter hereof. Any amendments or addenda to the Agreement must (i) be in writing; (ii) refer to the Agreement; and (iii) be executed by an authorized representative of each party. The Agreement shall be construed as if both parties jointly wrote and prepared it. The Agreement may be executed in counterparts, including facsimile counterparts. In the event of conflict between the terms and conditions of this GSA and any Order Form, the Order Form shall govern. In the event of conflicting Order Forms, any subsequent Order Form shall take precedence over any preceding conflicting Order Form.

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have executed this GSA by persons duly authorized as of the “GSA Effective Date”, which shall be February 22, 2003.

Google:		Customer: Epinions, Inc.

By:	/s/ Joan Braddi	By:	/s/ Nirav Tolia

Print Name:	Joan Braddi	Print Name:	NIRAV TOLIA
Title:	VP Search Services	Title:	CEO

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

Google Technology Inc. 2400 Bayshore ParkWay Mountain View, CA 94043 Tel: (650) 625–4000 Fax: (650) 616-2678	Google Service Agreement ORDER FORM	NDA Effective Date: December 24, 2002 Google SPD Rep: Mike Herman Google Account Mgr: Natala Menezes Google Sales Dir.: Jeff Shardell Google Legal Contact: Miriam Rivera

Customer (Full Corporate Name) : Epinions, Inc.		Order Form #1

	Corporate Contact Information:	Billing Contact Information:	Legal notice to:

Attention:	Deana Bergquist	Wilson Chan	General Counsel

Title:		Controller

Primary Address:	8000 Marina Blvd., 5th Fl.	same	same

City, State, Postal Code, Country:	Brisbane, CA 94005

Phone:	650-616-6511	650-616-6598	650-616-6536

Fax:	650-616-6510	same	same

Email:	deana@epinions.com	billing@epinions.com	legal@epinions.com

Technical Contact:	Name: Bill Hudak	Email: bhudak@epinions.com	Tel: 650-616-6532

Wire Transfer To (if applicable): Account Name: Epinions, Inc. Bank Name: Silicon Valley Bank Bank Address: 3003 Tasman Drive, Santa Clara, CA 95054 Account Number: ***** ABA Number: *****		D&B DUNS Number:	VAT/Tax Number:

* Original copies and any notices sent pursuant to the Google Services Agreement Section 9 shall be sent to the following Customer control reference identified above (check one): Corporate ☒ Billing ☐ Legal

To Be Finalized By Google Legal Prior To Sending To Customer for Execution

Order Form Effective Date: February 22, 2003	GSA Effective Date: February 22, 2003

Initial Services Term from Launch Date: 2 years	Site: epinions.com, pricetool.com, amex.epinions.com compare.epinions.com, and at Customer’s option, any other sites owned and operated by Customer, and (subject to the terms herein) any sites Customer operates on behalf of Affiliates.

SEARCH SERVICE ORDERED	Non-Refundable Annual Service and Support Fee	Monthly Search Fee Minimum Payment	Search Fees (for all Search Result Sets)

☐ Web Search Services ☐ Est. QueryVol./Day	$ N/A	$ N/A	***** Search Result Sets

Optional Search Features: (check the applicable boxes)	☐ Safe Search Level: ☐ High ☐ Medium	☐ Language Restrict Language(s): N/A	☐ Country Restrict Country(ies): N/A

GSLP SERVICES OFFERED	Net Ad Revenue Share Percentage (%) to Customer

☒ Google Sponsored Links Program (GSLP) 3 Min. # of Sponsored Links/Results Page 3 # Wide Format 0 # Narrow Format	Per Order Form Terms and Conditions %

Optional GSLP Features: (check the applicable boxes)	☐ Safe Search Level: ☐ High ☒ Medium

To Be Completed By Google Finance		Google Approval

Customer PO# ☐ Credit Check Complete	Currency: ☐ US Dollar ☐ Japanese Yen ☐ Other:	☐ Finance Initials: ______________ ☐ Legal (Required if non-standard) Initials: _____________

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

GSA Order Form Terms and Conditions

1.	Incorporation of Google Services Agreement. This Order Form, including the terms and conditions hereunder, shall be governed by and incorporated by reference the Google Services Agreement between Google and Customer with the GSA Effective Date set forth above (“GSA”). All capitalized terms used herein have the meanings stated in the GSA, unless defined in this Order Form, in which case the definition in this Order Form shall control. Each party’s signatory to this Order Form represents and warrants (i) that he or she has the power and authority to accept and to bind its company to the terms of this Order Form, (ii) that he or she has read and understands this Order Form, and (iii) that his or her employer hereby agrees to this Order Form.

2.	Services Term. The term of this Order Form shall commence on the Launch Date and shall continue through the later of the Initial Services Term from Launch Date stated above or Customer’s delivery of ***** Click-Throughs, unless earlier terminated as provided in the GSA. This Order Form shall automatically renew, subject to mutual agreement regarding applicable fees and/or revenue share, for additional twelve (12) month periods, unless one party notifies the other of its intent to terminate no less than 30 days prior to the end of the Initial Services Term or any renewal term thereto. The Initial Services Term and any renewal term shall be known collectively as the “Services Term.”

3.	Fees and Payment Terms.

Google Sponsored Links Program. Following the Launch Date as specified in Section 8, Customer shall receive the percentage of Net Ad Revenues for Sponsored Links displayed on Results Pages specified on this Order Form or such other payment as may be due pursuant to Section 3.1, which Google shall pay in accordance with the terms in section 3.1.1 below. “Net Ad Revenues” means gross billed and revenues from the Google Sponsored Links Program minus (I) ***** of gross billed as revenues from the Google Sponsored Links Program for Deductions (as defined below) and (ii) applicable sales, use or other taxes, if any, (except for taxes on either party’s net income) (“Taxes”) imposed upon the transactions contemplated in this Agreement after the Order Form Effective Date. “Deductions” includes item such as *****, any such items (excluding Taxes) shall be treated as part of the ***** exclusion and not otherwise deducted from the computation of Net Ad Revenues. Google shall provide Customer with access to online reports that are made generally available by Googles, which include ***** “Click-Through Rate” is defined as the average number of Click-Throughs per hundred Queries transmitted by Customer to Google and received by Google, expressed as a percentage. If Customer transmits to Google Browse Queries and Search Queries under separate client identifiers (as specified by Google), than Google shall provide Customer with online reports with separate performance metrics for Browse Queries and Search Queries.

3.1 Click-Throughs; GSLP Payment. Customer guarantees that it will deliver a total of ***** Click-Throughs during the Initial Services Term, with the goal that the monthly Click-Through (as defined below) volume for the site (including any successor site(s)) during the Initial Services Term will be equal to at least ***** Click-Throughs (“Click-Through Commitment”). If, at the end of any given month, Customer fails to deliver at least ***** of the cumulative Click-Through Commitment through such date, Customer shall discuss and implement with Google commercially reasonable steps to correct such underdelivery, e.g. user interface improvements or the provision of additional links. In the event the Service is inoperative for *****, Customer’s Click-Through Commitment will be reduced by a prorated number of Click-Throughs calculated by multiplying the actual number of hours downtime by an average hourly click-through rate of ***** (a “Click-Through

Reduction”). In the event that Customer has not delivered at least ***** Click-Throughs (less any Click-Throughs Reductions) on or before the end of the Initial Services Term, then Customer shall continue delivering Click-Throughs per the terms of this Agreement, until Customer has delivered a total of ***** Click-Throughs (less any Click-Through Reductions), for up to ***** from the end of the Initial Services Term (the “Make-good Period”). During the Make-good Period, Google’s obligations to make payments pursuant to this Section 3.1, and Customer’s obligation not to display Paid Listings of Google Competitions pursuant to Section 1.3.1 of the GSA, shall cease. In the event that Customer still has not delivered ***** Click-Throughs (less any Click-Through Reductions) at the end of the Make-good Period, then Customer shall pay a pro rata refund to Google (“Refund”) within ***** of the end such Make-good period. The Refund amount shall be calculated by subtracting the Click-Throughs delivered by Customer during the term of the Agreement (including the Make-good Period) from the Click-Through Commitment less any Click-Through Reductions (the “Click-Through Shortfall”) and multiplying the Click-Through Shortfall by *****. Further, upon any early termination of this Order Form other than for Google’s material breach, if Customer has not delivered Click-Throughs exceeding the product of the number of months Google has made the Minimum Payment multiplied by ***** per month, then Customer shall within ***** of such termination date make a refund to Google in the amount of the number of Click-Throughs paid for but not delivered multiplied by ***** per undelivered Click-Through.

3.1.1 Google shall pay to Customer a *****, *****, Google shall ***** pay to Customer ***** from the Minimum Payment Due Date the higher of the following (if greater than zero):

(1)	***** of Net Ad Revenues generated from Google Sponsored Links displayed on the Site during such calendar month less the associated Minimum Payment (the “Revenues Share Payment”), or

(2)	***** provided that if Google is ***** the exceeds *****, then Google shall *****.

All payments specified are due and shall be made on the date specified, and any overdue payments shall accrue interest, ***** *****, and Google shall pay Customer’s *****.

3.2 Definition. “Click-Through” means the process of an end user clicking on a Google Sponsored Link to link to the Web site included in the advertisement; provided, however, that Click-Through shall not include any click-throughs a directly resulting from fraud, testing by Customer, “bots,” or automated programs for which Google does not receive any compensation.

3.2.1 Click-Through Discrepancies. Google acknowledges that Customer will concurrently track and maintain statistics regarding Click-Throughs based on its good-faith records (“Customer Click-Through Report”) and that, at Customer’s request, Google and Customer will meet in person or by telephone (or other mutually acceptable method) within ***** of the Launch Date (and by mutual agreement thereafter) to review any discrepancies between the Google Report(s) and the Customer Click-Through Report(s) and to negotiate in the good faith an aquitable resolution if such discrepancy exceeds *****. If the parties cannot resolve the discrepancy within *****, the discrepancy will be

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

submitted to the Management Committee (defined below) for resolution. For ***** following submission of the Dispute to the Management Committee, the Management Committee will have the exclusive right to resolve such discrepancy. If the Management Committee is unable to amicably resolve the discrepancy during the ***** period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the discrepancy. In the event the Management Committee elects not to retain a mediator, then either party shall be free to pursue other courses of action as it deems necessary. “Management Committee” will mean a committee made up of a senior executive from each of the parties for the purpose of resolving discrepancies under this section 3.2.1 and generally overseeing the relationship between the parties contemplated by this Agreement.

3.3	Audit Rights. Customer may retain a mutually acceptable nationally recognized independent auditor to review and audit Google’s relevant records to confirm the fees due to Customer under this Agreement upon ***** prior written notice. Google agrees to maintain such relevant records until ***** following the termination of this Agreement. Should Customer provide Google with written notice of such audit during that ***** period, Google agrees to maintain such records for ***** following the date of termination, provided however that such audit takes place during this *****. Such audit under this Section shall: (a) be subject to Google’s reasonable security and confidentiality requirements, (b) occur no more than once per year and not during the last three (3) weeks of a calendar quarter, (c) cover only previously unaudited periods, and (d) transpire during Google’s normal business hours. If the audit shows an underpayment to Customer, then Google shall, within ***** after completion of such audit, pay such underpaid amounts to Customer. Such audit shall be at Customer’s expense; provided, however, that if such inspection reveals an underpayment for any audited period of more than *****, Google shall promptly reimburse Customer for the reasonable fees charged by the auditor and shall promptly correct any such non-compliance disclosed by such inspection.

4.	Methods of Payment.

Payments to Customer (if by wire transfer) shall be made pursuant to the wire transfer instructions specified on this Order Form.

5.	Blooking or Competitor Ads. Customer may request that Google block Google house ads, competitive advertisements and any Customer-purchased Adwords advertisements from Advertising Result Sets by submitting a text file or relevant domain names (one domain name per text line) to the electronic mail Support address provided by Google to Customer par the GSA. Notwithstanding the foregoing, Google does not guarantee that all competitive advertisements will be effectively blocked and some competitive advertisements may continue to be displayed on the same Web pages as those of Customer.

6.	Launch Date. The “Launch Date” is the date on which Customer delivers its first Click-Through Customer agrees to launch the GSLP no later than March 1, 2003. The Services Term and Google’s payment obligation shall commence upon the actual Launch Date. Customer must provide written notice (as provided in the GSA) to Google of the actual Launch Date no later than ***** from such date. Such written notice shall reference the GSA and this Order Form.

7.	Affiliates. Customer may use the Services for the benefit of Affiliates under this Order Form provided that: (a) such Affiliate agrees in writing to be bound by and accepts all of the applicable obligations imposed upon Customer under this Agreement and such Order Form, (b) such Affiliate uses the Services provided under such Order Form strictly in accordance with the rights granted to Customer, (c) all of Customer’s obligations under the Agreement and such Order Form shall survive, (d) Customer shall ensure such Affiliate’s performance under such Order Form, and shall be responsible for the acts and omissions of such Affiliate in relation to this Agreement and the use of the Services under any applicable Order Form; and (e) Customer has all support obligations for each such Affiliate and Affiliate use shall not materially increase Google’s provision of Technical Support Services. “Affiliate” shall mean any entity included in the Site per the Order Form, any *****, any wholly owned subsidiary of Customer, and any other entity that is approved in advance by Google to display Sponsored Links on a website owned and operated by such entity. Affiliates shall not include any ***** Google Competitors as defined in Section 1.3.1 of the GSA nor America Online, Inc. Notwithstanding anything to the contrary herein, the ***** (for purposes of the compare.epinions.com web site only) are expressly permitted to be Affiliates of Customer.

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

This Order Form may be executed in counterparts, including facsimile counterparts.

Google:		Customer: Epinions, Inc.

By:	Joan Braddi	By:	Nirav Tolia

Print Name:	Joan Braddi	Print Name:	NIRAV TOLIA
Title:	VP Search Services	Title:	CEO

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.